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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-86252, 333-10630, 333-6366, 333-103180, 333-105757 and
333-105758) on Form S-8 and the Registration Statement (No. 333-82728) on Form S-3 of our reports dated February 22, 2001 relating to the consolidated financial statements of Moore Corporation Limited for the year ended December 31, 2000, which appear in this Current Report on Form 8-K dated September 29, 2003. We also consent to the reference to us under the heading "Experts" to the above Registration Statement on Form S-3.

We also consent to the incorporation by reference in the Registration Statements (Nos. 333-86252, 333-10630, 333-6366, 333-103180, 333-105757 and 333-105758) on
Form S-8 and the Registration Statement (No. 333-82728) on Form S-3 of Moore Corporation Limited of our report dated February 22, 2001, related to the financial statement schedule of Moore Corporation Limited, appearing in the Annual Report on Form 10-K of Moore Corporation Limited for the year ended December 31, 2002.

"PricewaterhouseCoopers LLP"

Chartered Accountants
Toronto, Canada
September 25, 2003